# FOMO CORP.

. . .A PUBLICLY TRADED COMPANY FOCUSED ON BUSINESS INCUBATION AND ACCELERATION.

APRIL 2021

OTC MKTS: FOMC

# SAFE HARBOR

*All information presented herein with respect to the existing and future business and historical operating results of FOMO, Inc. (the "Company") and estimates as to future operations, including the possible acquisition of companies that are the subject of Letters of Intent, are based on materials prepared by the Company's management and involve significant subjective judgment and analysis which may or not be correct. While the information provided herein is believed to be accurate and reliable, the Company makes no representations or warranties, express or implied, as to the accuracy or completeness of such information. Nothing contained herein is or should be relied upon as a promise or representation as to the future, particularly with respect to the possible acquisition of companies that are subject of Letters of Intent, which are subject to our due diligence and a definitive signed agreement between the respective parties, of which there are no assurances will be successfully completed. No information in this presentation should be construed as any indication whatsoever of the Company's future revenues, operating results, or stock price .*

# FOMO CORP. JOURNEY

## WHERE ARE WE NOW?

- Financials are current with zero default debt or litigation
- Acquired 3 companies: Purge Virus, Independence LED Lighting, and Energy Intelligence Center
- Signed definitive agreement to acquire Smart Guard Energy and invest in SmartGuard Disinfection
- Established FOMO CORP. Advisory Board
- Multiple channel partnerships have been executed and negotiated to scale the business

## WHERE ARE WE GOING?

- Acquire SmartGuard Energy
- Make an initial investment (19.99%) into SmartGuard - Disinfection
- Integrate acquired companies into the FOMO ecosystem to capitalize on synergies
- Purchase 51%+ control of SmartGuard Disinfection
- Pursue acquisition of robotics businesses and other investments as a public merchant bank/VC

[redacted]

## WHAT DO WE NEED TO GET THERE?

*$3 MM Cash – Acquisition of SmartGuard Energy*

*$2.5 MM Cash – Acquisition of SmartGuard Disinfection*

*$1.5 MM Revolver - working capital, M&A costs*

***$7 MM Total*** *(upside to $10 MM depending on terms)*

# FOMO CORP. LEADERSHIP & ADVISORY BOARD



**Vik Grover, CFA**

*President and CEO,*
*FOMO CORP.*



**William F. Butler**

*CEO, SmartGuard Energy, LLC*



**Charles Szoradi, LEED AP**

*Founder & CEO, Purge Virus, LLC*



**Roderick Martin**

*Founder / Managing Partner,*
*Agile Technologies Group*



**John Kelly, CLMC**

*Founder and CEO, PPE Source*
*International / South Central*
*Regional Sales Director, Purge Virus*



**Andrea L. Breaux**

*Director of Marketing:*
*EcoLite + PPESI*



**Wayman Baker, PhD**

*EVP Corp. Dev. and Investor*
*Relations, FOMO CORP.*



**Dilip Limaye**

*Founder & Owner, Online*
*Energy Manager*

FOMO CORP

# MULTI-YEAR PLAN:

# *FOCUS ON CLEAN-TECH*

- ❖ The global market for energy efficiency is $360 billion/year according to SmartCities which is bigger than renewables
  - ✓ Saving energy is more cost-effective than making renewable power
- ❖ More than 76% of all U.S. electricity and over 40% of greenhouse gas (GHG) emissions are from buildings according to the U.S. Department of Energy
  - ✓ FOMO focuses on making buildings smarter, healthier, and more energy efficient
  - ✓ FOMO focuses on the two largest building energy consumers: Lighting and HVAC
- ❖ The new Administration, subject to successful legislation, plans to upgrade 4 million buildings for energy efficiency
  - ✓ FOMO is ideally positioned to support the public and private sector demand for Clean-Tech

**Summary:** Over the next several years, FOMO intends to focus primarily on the "mission critical" market of Clean Technology. "Clean-Tech" is lucrative, and the demand is increasing given the rising concerns about climate change and the need for economic sustainability. FOMO's current and possible future companies have demonstrated the energy savings that lower monthly utility bills, which typically serve the U.S. and its territories and international accounts upon request.

# SMARTGUARD SOLUTIONS



SGS
SmartGuard - Solutions™
SGS
SmartGuard - Disinfection™
SGS
SmartGuard - Energy™
SGS
SmartGuard - Robotics™
LEDFUNDING
CHANGING THE WAY WE SEE THE WORLD ONE LIGHT AT A TIME
LUX
SOLUTIONS

- FOMO CORP. signed definitive acquisition agreements on April 14, 2021 to purchase SmartGuard Energy.
- FOMO CORP. signed definitive agreement on May 14, 2021 to acquire 19.99% of SmartGuard Disinfection.

FOMO CORP

SMARTGUARD ENERGY COMPANIES:

# LED FUNDING / LUX SOLUTIONS

Planned Acquisitions: https://ledcapital.org and https://www.luxsolutions.com (under Definitive Agreement)

LEDFUNDING
CHANGING THE WAY WE SEE THE WORLD ONE LIGHT AT A TIME

LUX SOLUTIONS

## Company Overviews:

**LED Funding** established in 2014 provides comprehensive, turnkey energy-efficient lighting solutions enabling customers to save over 50% on the lighting portion of their energy bill with NO upfront costs. We have pioneered the Lighting-as-a-Service (LaaS) business model and have retrofitted more than 300 buildings in the continental U.S. and Puerto Rico with LED lighting and controls. Our contracts have been vetted by two of the Big Four Public Accounting Firms as qualifying for "off-balance sheet" accounting treatment for our clients and have been accepted for funding by major, U.S. financial institutions.

**Lux Solutions** provides energy audits, consultation, specification, and installation of lighting assets and energy services.

LED Funding and Lux Solutions recently expanded their business offerings by providing rooftop solar financing and installation.

## How it Works

Energy Audit + Credit Review > Proposal + Contract > Installation + Acceptance > 10 years Worry Free Lighting + Energy Savings

## KEY FIGURES

| | |
|---|---|
| 2020 Revenue*: | $3.2M |
| 2021 Projected Sales: | >$13M |
| Total Addressable Market: | $9.89B |
| Staff: | 37 |

**Unaudited*

FOMO CORP

# SMARTGUARD ENERGY VALUE PROPOSITION

- We will install and maintain LED lights for 10 years without cost to our clients
- We will provide a warranty from a creditworthy Tier 1 LED lighting manufacturer or installer covering any LED light failures and related replacement labor costs for 10 years
- Thus, clients will eliminate all lighting maintenance costs with the result that LED lights will consume significantly less wattage for 10 years resulting in dramatic and compelling savings for retail and other clients



# SMARTGUARD ENERGY ACQUISITION COSTS

## Purchase Price:

- $3 MM cash at closing
- $3 MM non-interest bearing sellers' note due in one year post closing
- 3 MM shares of Class B preferred stock convertible at rate of 1,000 to 1
- Earnout based on excess of revenues over $10 MM



Will function as SmartGuard Energy LLC (SGE), a wholly owned subsidiary of FOMO, or as a division of FOMO CORP .

# SMARTGUARD ENERGY SALES FUNNEL

- **Growing sales funnel** which presently has total of **145 active prospects** with **total potential value ~$30 MM**
  - ❖ SGE was recently awarded an energy consulting contract by one of the world's largest hospitality and gaming companies that is expected to generate **more than $20 MM** in high margin revenues over the next 3-4 years. SGE will have the opportunity to bid on the installation of energy saving devices that it recommends.

- Excluded from sales funnel are two "elephant" projects:
  - ❖ **~$225 MM - $275 MM Grocery Store Chain Rooftop Solar Panel Installation Project (300+ stores):**
    - Grocery store chain is located in Southern California and is a long-term customer of Lux Solutions
    - Total project value depends on an estimate of the useful life of the roofs and landlord approval.
    - SGE will make GC revenues on the project plus markup of the solar panel. SGE will then enter into a 15-20 year take or pay PPA, disintermediate the local utility and charge a 2-3 cents per kWh mark up for the term of the PPA.
  - ❖ **$100 MM - $125 MM Government of Puerto Rico LED Retrofit (500+ office buildings):**
    - LED Funding was one of two entities awarded the right to bid.
    - Bidding is expected to begin after PR emerges from bankruptcy.

# THE "AS A SERVICE" RECURRING, ANNUITIZED-TYPE REVENUES BUSINESS MODEL

SmartGuard - Energy™

- In more than one-third of the LED retrofits that SmartGuard Energy LLC (SGE) has completed, it has used the "Lighting as a Service" (LaaS) business model generating revenues for it partners and itself over periods ranging from five to ten years in addition to earning revenues as a General Contractor on the installation part of its projects.

- LaaS contracts have been approved for funding by major financial institutions and have been vetted by two of the Big Four accounting firm as complying for "off-balance sheet" accounting treatment under the new GAAP accounting leasing standards.

- SGE sees a significant business opportunity to apply its "as a Service" experience to the Energy space specifically in its solar and electrical cogeneration projects in that it can produce electric and steam power at rates significantly below the competing utility company rates, markup the kWh rates by 2 to 3 cents over its cost of the debt financing the project and still pass on to clients a meaningful reduction in its energy costs with 15-20 year take or pay PPA's. Thus, SGE could generate GC revenues plus a markup on the energy devices it installs and then earn a long-term "carry" on the kWh rates it charges. Additionally, by acting as a Principal, SGE will qualify for 22% solar Federal tax credits.

- SGE has discussed its financing plans with several of its major funding sources who have expressed interest in funding creditworthy clients.


$

FOMO CORP

# SMARTGUARD ENERGY RETAIL MATRIX

**Retail Matrix - LED Retrofit** (Linear Extrapolation from Base Case):

| Size of Stores-Sq. Ft. | Base Case 25,000-32,000 | Larger Stores 100,000-125,000 | Smaller Stores 12,500-22,500 |
|---|---|---|---|
| Number of Stores | 280 | 700 | 600 |
| 10 Year Estimated Retained Savings | $40,000,000 | $400,000,000 | $43,000,000 |
| Estimated Retrofit Cost | $13,500,000 | $135,000,000 | $15,000,000 |
| Estimated Utility Rebates | $2,000,000 | $20,000,000 | $2,500,000 |

***Notes:***

*(1) 10 year estimated retained savings represent gross energy savings (direct energy, maintenance & HVAC) net of triple net lease costs based on installation of tubular LED lights operating 12 hours per day, 360 days per year for 10 years*

*(2) Estimated utility rebates are based on currently existing & anticipated rebate programs; use of proceeds by client is discretionary.*

*(3) All LED lighting installation and financing contracts are structured to de-risk client's financial exposure*

# SMARTGUARD DISINFECTION

SmartGuard - Disinfection™

Planned Initial Investment (19.99%): https://smartguard-disinfection.com (under Definitive Agreement)

## Company Overviews:

SmartGuard Disinfection is an American-made, technology-focused platform offering disinfecting solutions which are 99.9% effective for business, governments and all other industries worldwide. SmartGuard Disinfection UV light products comply with all regulatory standards including those issued by the CDC and EPA. SmartGuard Disinfection is extensively marketing its disinfection products with its own sales team and partners with value added resellers on a nationwide scale with distribution rights throughout the U.S. The business offers upfront financing for products with multi-year contracts, which generates substantial cash flow and ROI while minimizing Capex requirements for buyers. The company is perfectly positioned to be a major player in the safe re-opening of businesses and schools emerging from the Covid 19 pandemic throughout the US.



UV Fan

Wall Mounted or Mobile Air Purifier disinfects 450 square feet.



Disinfection Cabinet

Items inside the portable locker are disinfected in 5 minutes.



SmartGuard UV Robot

Smartguard robot can disinfect up to 50,000 sq feet in 8 hours.

### KEY FIGURES

| | |
|---|---|
| 2020 Revenue*: | N/A |
| 2021 Projected Sales: | >$8M |
| Staff: | 7 |

FOMO CORP

# PROFIT POTENTIAL:
## AIR DISINFECTING UV LIGHT FANS



SmartGuard - Disinfection™

### As a Service – Continuing Profit ($):

| #of Fans | Year 1 Low | Year 1 High | Year 2 Low | Year 2 High | Year 3* Low | Year 3* High | Year 4 Low | Year 4 High | Year 5 Low | Year 5 High |
|---|---|---|---|---|---|---|---|---|---|---|
| 1,000 | 326,000 | 394,600 | 1,674,000 | 2,343,600 | 1,395,000 | 2,064,600 | 1,674,000 | 2,343,600 | 1,674,000 | 2,343,600 |
| 5,000 | 1,630,000 | 1,973,000 | 8,370,000 | 11,718,000 | 6,975,000 | 10,323,000 | 8,370,000 | 11,718,000 | 8,370,000 | 11,718,000 |
| 10,000 | 3,260,000 | 3,973,000 | 16,740,000 | 23,436,000 | 13,950,000 | 20,646,000 | 16,740,000 | 23,436,000 | 16,740,000 | 23,436,000 |
| 25,000 | 8,150,000 | 9,932,500 | 41,850,000 | 58,590,000 | 34,875,000 | 51,615,000 | 41,850,000 | 58,590,000 | 41,850,000 | 58,590,000 |
| 50,000 | 16,300,000 | 19,865,000 | 83,700,000 | 117,180,000 | 69,750,000 | 103,230,000 | 83,700,000 | 117,180,000 | 83,700,000 | 117,180,000 |
| 100,000 | 32,600,000 | 39,730,000 | 167,400,000 | 234,360,000 | 139,500,000 | 206,460,000 | 167,400,000 | 234,360,000 | 167,400,000 | 234,360,000 |

**reduced by cost of UV replacement lights in Year 3*

### As a Purchase Profit ($):

| # of Fans | Total one time profit |
|---|---|
| 1,000 | 1,147,850 |
| 5,000 | 5,739,250 |
| 10,000 | 11,478,500 |
| 25,000 | 28,696,250 |
| 50,000 | 57,392,500 |
| 100,000 | 114,785,000 |

### Current Customers Using the Fan:

TSA

HARLEY-DAVIDSON

KENTUCKY

CUSHMAN & WAKEFIELD

COMPLETE CARE

S.PELLEGRINO

Hartsfield-Jackson Atlanta International Airport

OMNI HOTELS & RESORTS

CITY OF VANCOUVER

PACE UNIVERSITY

DUARTE UNIFIED SCHOOL DISTRICT

FOMO CORP

# SMARTGUARD LEADERSHIP



## Henry G. Geier
***Executive Chairman***

Hank Geier is an innovative financial executive having more than forty (40) years experience in the securities industry.

He was Treasurer & Principal Financial Officer for Credit Suisse First Boston Inc.(CSFB) for more than ten (10) years. Hank was also the Chief Operating Officer for the Commercial and Investment Banking businesses in the US, Canada & South America for the then largest British merchant bank, Kleinwort Benson Ltd. (KB,) as well as a member of the Board of Directors for KB's parent, Kleinwort Benson PLC.

In 2014, Hank co-founded LED Funding LLC.

Hank has an extensive record of public service having served in various elective and appointive capacities at the local, county and state levels including Mayor of the Borough of Westwood New Jersey. He is a CPA, has a BS from St Peter's University and an MBA in Finance from Fordham University.



## William F. Butler
***CEO***

Bill has enjoyed a diverse and successful career on Wall Street for over 30 years. He has held leadership positions in sales with some of Wall Street's most prestigious firms. Bill started his career at Bankers Trust as an executive in the structured products group specializing in mortgage-backed securities.

Bill joined Source Capital Group as the co-head of Investment Banking. It was at Source Capital that Bill became dedicated to financing energy efficient technologies. It was this passion that led him to co-found LED Funding, LLC in 2014 pioneering the shared savings Lighting as-a-Service model.

Bill is a graduate of the University of Delaware with a Bachelor of Science degree majoring in Economics and Business Administration. He resides in Ridgefield, CT with his family and is an active member of several local charity organizations.

# SMARTGUARD LEADERSHIP



## JohnDavid Thompson, Ph.D.

***Co-Founder***

SmartGuard - Energy™ SmartGuard - Disinfection™

JohnDavid is a founding partner of Lux Solutions and brings over 15 years of experience in general contracting, demand side management, PV systems, lighting design and automated controls. JohnDavid has worked on commercial demand side management and energy savings projects for customers throughout the US and Canada.



## David Kemp, P.E.

***Co-Founder***

SmartGuard - Energy™

David is a founding partner of Lux Solutions and holds degrees in both Mechanical and Electrical Engineering from Georgia Tech University and a master's degree in Mechanical Engineering from the University of South Carolina. In addition, David holds his commercial general contractor's license in the state of Georgia. David's continued engineering education has centered around PV system design, and implementation.

FOMO CORP

# FOMO CORP. PRO FORMA CAPITALIZATION

The following share structure includes LED Funding IV, Lux Solutions and SmartGuard Disinfection acquisitions:

| | |
|---|---|
| Common Shares Outstanding | 5,443,861,492 |
| Pref A (Common Share Equivalents) | 287,500,000 |
| Pref B (Common Share Equivalents) | 1,965,815,000 |
| Pref C (Common Share Equivalents) | 1,000,000 |
| Warrants / Options | 1,163,660,714 |
| Total Common Share Equivalents (CSEs) | 15,861,837,206 |

# RISKS AND CONSIDERATIONS

- FOMO CORP. is a micro-cap stock and is subject to innumerable risks.
- The prospective acquisitions of SmartGuard Energy  and investment into SmartGuard Disinfection are subject to the completion of due diligence including legal and financial reviews.
- Acquisitions will need to be audited within 70 days from closing per SEC requirements.
- There is no assurance that we will successfully acquire the companies with whom we have Definitive Agreements or Letters of Intent.
- The company requires substantial equity and debt capital to fund acquisitions.
- Acquisitions will require successful integration into FOMO CORP.
- Though our solutions are part of the “reopening trade”, due to the pandemic, commercial buildings are currently underutilized as the workforce has shifted to work from home.

# SUMMARY

- According to the US Energy Information Administration, there are over 87 BN sq. ft. of commercial real estate in the U.S. Conservatively, at $0.25 per square foot, FOMO's Total Addressable Market (TAM) is 87 BN x $0.25 + $28.7 BN (Purge Virus disinfection TAM) ~$50 BN.
- FOMO has built a strong team in the clean energy sector.
- FOMO requires $10 MM capital for its planned acquisitions, of which there are no assurances.
- FOMO is focused on business incubation/acceleration with an initial focus on clean-tech solutions that mitigate pathogens, save energy consumption and costs, and provide an ESG framework.
- We are assembling a clean building portfolio to help fight the pandemic, save energy and money, and improve sustainability.
- FOMO is focused on integrating the acquired companies into the FOMO ecosystem in order to capitalize on the natural synergies among entities, resulting in increased revenues.
- FOMO will continue to explore new opportunities for strategic investments.

FOMO CORP

# CONTACT

**Vik Grover, CFA**

*President and CEO*

*Vik.Grover@fomoworldwide.com*

**Bill Butler**

*SmartGuard Solutions CEO*

*FOMO CORP. Advisory Board Member*

*billbutler@smartguard-solutions.com*

www.fomoworldwide.com

# APPENDIX

- ❖ FOMO CORP. Holdings
- ❖ Summary of FOMO CORP. Intellectual Property (IP)
- ❖ SmartGuard Energy Retail Matrix

# FOMO CORP. HOLDINGS

Purge Virus, LLC is a “One-Stop-Shop” for proven and cost-effective germicidal disinfection of air and hard surfaces across the commercial and residential landscape. Purge Virus aligns appropriate ultraviolet and technologies to the HVAC systems and needs of its customers’ facilities to help reduce the spread of COVID-19 and future pathogens. In short, PV focuses on creating safe, healthy, and energy efficient “smart” properties.

Independence LED Lighting, established in 2011, provides turn-key lighting solutions for a broad range of clients that includes a line of award-winning Made in the USA LED fixtures for commercial markets. We also have a line of advanced agriculture "grow lights"  with custom wavelengths to match the needs for leafy greens, hemp, and cannabis.

- Buy American Act Compliant

The Energy Intelligence Center focuses on energy efficiency consulting and sustainability solutions.  We can save 15% to 40% on HVAC, without changing any of the cooling equipment or impacting thermostat settings. We integrate advanced algorithmic software with existing Building Management Systems (BMS) and Building Automation Systems (BAS) as well as provide optimization for facilities that do not have BMS/BAS.

# SUMMARY OF INTELLECTUAL PROPERTY (IP)

Intellectual Property is a key aspect of FOMO's ability to deliver potential long-term value for shareholders.

**Purge Virus** *(Current FOMO Holding)*:

- Pending: "UV-C Germicidal LED Strip Kits for HVAC Ducts"
- Pending: "UV-C and Tabletop Devices to Disinfect Air"

**Independence LED** *(Current FOMO Holding)*:

- Granted: US-20120062129A1 "Light Engine Device with Direct to Linear System Driver"

**Energy Intelligence Center** *(Current FOMO Holding)*:

- Licensed: US8660702B2 "Central Cooling and Circulation Energy Management Control System"

**Partner Patent - Clean Peak Energy** *(Current FOMO Partner)*:

- Granted: US6860431B2 "Strategic-Response Control System for Regulating Air Conditioners for Economic Operation"